Exhibit 99.1

VIZIO HOLDING CORP.
Reports Q4 and Full Year 2021 Financial Results
Fourth quarter Platform+ net revenue increased 74% year-over-year to $105.1 million
SmartCast Active accounts increased 24% year-over-year to 15.1 million
Average Revenue Per User increased 67% year-over-year to $21.68

Irvine, CA., March 3, 2022—VIZIO Holding Corp. (NYSE: VZIO) today announced the following results for the three and twelve months ended December 31, 2021, as compared to the corresponding period of last year:

Financial and operating results for the fourth quarter ended December 31, 2021 as compared to the corresponding period of last year included:
•Net revenue of $628.8 million, compared to $734.3 million
•Platform+ net revenue grew 74% to $105.1 million
•Gross profit of $77.1 million, compared to $101.9 million
•Platform+ gross profit increased 39% to $67.3 million
•SmartCast Active Accounts grew 24% to 15.1 million
•SmartCast Hours increased 11% to 3.9 billion
•Average Revenue Per User (ARPU) grew 67% to $21.68
Financial and operating results for the year ended December 31, 2021 as compared to the corresponding period of last year included:
•Net revenue increased 4% to $2.1 billion
•Platform+ net revenue grew 110% to $308.7 million
•Gross profit increased 10% to $326.3 million
•Platform+ gross profit grew 88% to $210.6 million
•SmartCast Hours increased 26% to 14.6 billion

“2021 was a transformational year for VIZIO. Since our IPO almost one year ago, we have continued to see success in the execution of our combined hardware and software strategy,” said William Wang CEO of VIZIO. “Our dual revenue model has allowed us the flexibility to invest in creating an even better consumer experience with great products, while our advertising and data offerings increasingly draw partners to our streaming platform. Going forward we will continue to focus on execution on all sides of the business, and we are excited for the year ahead as we celebrate our 20th Anniversary in the TV market.”

Fourth quarter 2021 business highlights include:

•Returned to pre-pandemic stock levels which lead to healthier inventory positions across retail partners
•Expanded number of gaming TVs shipped with FreeSync certification
•Increased our direct ad client base by 20%+ and our average revenue per advertiser by 70%+ versus Q4'20
•Grew relationships with ad categories like Auto, Media & Entertainment, Insurance, and Retail versus Q4'20
•Expanded WatchFree+ with thousands of free on demand movies, TV shows and VIZIO exclusives
•App launches included Discovery+, History Vault, Lifetime Movie Club, AfroLandTV, and Crime Central
•Launched more VIZIO Features (Mission, House and Fear) curated channels with 100% ad inventory control

Selected Financial Results
(Unaudited, in millions, except percentages and ARPU)

	Quarter Ended December 31,		Year Ended December 31,		Quarter	Full Year
	2021	2020	2021	2020	QTD %	YTD %
Financial Highlights
Revenue
Device	$523.7	$674.0	$1,815.3	$1,895.3	(22)%	(4)%
Platform+	105.1	60.3	308.7	147.2	74%	110%
Total Revenue	628.8	734.3	2,124.0	2,042.5	(14)%	4%
Gross Profit
Device	9.8	53.6	115.7	184.5	(82)%	(37)%
Platform+	67.3	48.3	210.6	111.9	39%	88%
Total Gross Profit	77.1	101.9	326.3	296.4	(24)%	10%
Operating Expenses	97.2	48.8	355.9	164.5	99%	116%
Net (loss) Income	$(10.1)	$40.8	$(39.4)	$102.5	(125)%	(138)%
Adjusted EBITDA (1)	$17.3	$54.4	$107.6	$139.0	(68)%	(23)%

Operational Metrics
Smart TV Shipments	1.5	2.2	5.5	7.1	(31)%	(22)%
SmartCast Active Accounts (as of)	15.1	12.2	15.1	12.2	24%	24%
VIZIO Hours	7,915	6,577	29,337	23,264	20%	26%
SmartCast Hours	3,851	3,469	14,598	11,596	11%	26%
SmartCast ARPU (2)	$21.68	$12.99	$21.68	$12.99	67%	67%
________________________
(1) A reconciliation of Net (loss) income to Adjusted EBITDA is provided below
(2) As of December 31 and based on the preceding four quarters

Financial Outlook
(In millions)

First Quarter 2022
Platform+ Net Revenue	$90 - $95
Platform+ Gross Profit	$57 - $60
Adjusted EBITDA	$(2) - $2

Virtual Investor Event – Thursday, March 3, 2022
VIZIO management will hold a live question and answer webcast at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss VIZIO's quarterly results and outlook. To listen to the webcast please visit this link. Following the live audio webcast, a playback will be available on VIZIO's Investor Relations website (investors.vizio.com) through April 30, 2022 at 11:59 p.m. (ET).

About VIZIO
Founded and headquartered in Orange County, California, VIZIO’s mission is to deliver immersive entertainment and compelling lifestyle enhancements that make our products the center of the connected home. VIZIO is driving the future of televisions through its integrated platform of cutting-edge Smart TVs and powerful SmartCast operating system. VIZIO also offers a portfolio of innovative sound bars that deliver consumers an elevated audio experience. VIZIO’s platform gives content providers more ways to distribute their content and advertisers more tools to target and dynamically serve ads to a growing audience that is increasingly transitioning away from linear TV.
Supplemental Financial and Other Information
Supplemental financial and other information can be accessed through VIZIO’s Investor Relations website at investors.vizio.com. VIZIO announces material information to the public about VIZIO, its products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, its Investor Relations website (investors.vizio.com), its blog (accessible via vizio.com/en/newsroom) and its Twitter account (@VIZIO) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Key Operational and Financial Metrics
We review certain key operational and financial metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
Smart TV Shipments. We define Smart TV Shipments as the number of Smart TV units shipped to retailers or direct to consumers in a given period. Smart TV Shipments currently drive the majority of our revenue and provide the foundation for increased adoption of our SmartCast operating system and the growth of our Platform+ revenue. The growth rate between Smart TV units shipped and Device net revenue is not directly correlated because VIZIO’s Device net revenue can be impacted by other variables, such as the series and sizes of Smart TVs sold during the period, the introduction of new products as well as the number of sound bars shipped.
SmartCast Active Accounts. We define SmartCast Active Accounts as the number of VIZIO Smart TVs where a user has activated the SmartCast operating system through an internet connection at least once in the past 30 days. We believe that the number of SmartCast Active Accounts is an important metric to measure the size of our engaged user base, the attractiveness and usability of our operating system, and subsequent monetization opportunities to increase our Platform+ net revenue.
Total VIZIO Hours. We define Total VIZIO Hours as the aggregate amount of time users spend utilizing our Smart TVs in any capacity. We believe this usage metric is critical to understanding our total potential monetization opportunities.
SmartCast Hours. We define SmartCast Hours as the aggregate amount of time viewers engage with our SmartCast platform to stream content or access other applications. This metric reflects the size of the audience engaged with our operating system as well as indicates the growth and awareness of our platform. It is also a measure of the success of our offerings in addressing increased user demand for OTT streaming. Greater user engagement translates into increased revenue opportunities as we earn a significant portion of our Platform+ net revenue through advertising, which is influenced by the amount of time users spend on our platform.
SmartCast ARPU. We define SmartCast ARPU as total Platform+ net revenue, less revenue attributable to legacy VIZIO V.I.A. Plus units, during the preceding four quarters divided by the average of (i) the number of SmartCast Active Accounts at the end of the current period; and (ii) the number of SmartCast Active Accounts at the end of the corresponding prior year period. SmartCast ARPU indicates the level at which we are monetizing our SmartCast Active

Account user base. Growth in SmartCast ARPU is driven significantly by our ability to add users to our platform and our ability to monetize those users.
Device gross profit. We define Device gross profit as Device net revenue less Device cost of goods sold in a given period. Device gross profit is directly influenced by consumer demand, device offerings, and our ability to maintain a cost-efficient supply chain.
Platform+ gross profit. We define Platform+ gross profit as Platform+ net revenue less Platform+ cost of goods sold in a given period. As we continue to grow and scale our business, we expect Platform+ gross profit to increase over the long term.

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, VIZIO considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We define Adjusted EBITDA as total net (loss) income before interest income, other income, provision for income taxes, depreciation and amortization and share-based compensation. We consider Adjusted EBITDA to be an important metric to assess our operating performance and help us to manage our working capital needs. Utilizing Adjusted EBITDA, we can identify and evaluate trends in our business as well as provide investors with consistency and comparability to facilitate period-to-period comparisons of our business. We believe that providing users with non-GAAP measures such as Adjusted EBITDA may assist investors in seeing VIZIO’s operating results through the eyes of management and in comparing VIZIO’s operating results over multiple periods with other companies in our industry.
We use Adjusted EBITDA in conjunction with net (loss) income as part of our overall assessment of our operating performance and the management of our working capital needs. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish Adjusted EBITDA or similar metrics. Furthermore, Adjusted EBITDA has certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, including net (loss) income.
We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to net (loss) income. We encourage investors and others not to rely on any single financial measure and to view Adjusted EBITDA in conjunction with net (loss) income.

Forward-looking information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or VIZIO’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions.

Forward-looking statements in this press release include, but are not limited to, statements regarding VIZIO’s future financial and operating performance, including our outlook and guidance, and our expectations regarding advertising spend commitments. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the possibility that: we are not able to keep pace with technological advances in our industry and successfully compete in highly competitive markets; we do not have the ability to continue to sell our Smart TVs; we cannot attract and maintain SmartCast Active Accounts; we cannot increase SmartCast Hours; we are not able to attract and maintain popular content on our platform; we are not able to maintain relationships with advertisers; and we cannot adapt to market conditions and technological developments, including with respect to our platform's compatibility with applications developed by content providers.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 25, 2021, and in our Quarterly Reports on Form 10-Q filed on May 12, 2021, August 5, 2021, and November 10, 2021. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The forward-looking statements in this press release are based on information available to VIZIO as of the date hereof, and VIZIO disclaims any obligation to update any forward-looking statements, except as required by law.

Contact Information

Investors and Analysts:
Michael Marks
IR@vizio.com

Media:
press@vizio.com

Source: VIZIO Holding Corp.

VIZIO HOLDING CORP.
Consolidated Statement of Operations
(Unaudited, in millions, except share and per share amounts)

	Year Ended December 31,
	2021	2020	2019
Net revenue:
Device	$1,815.3	$1,895.3	$1,773.6
Platform+	308.7	147.2	63.2
Total net revenue	2,124.0	2,042.5	1,836.8
Cost of goods sold:
Device	1,699.6	1,710.8	1,648.6
Platform+	98.1	35.3	23.0
Total cost of goods sold	1,797.7	1,746.1	1,671.6
Gross profit:
Device	115.7	184.5	125.0
Platform+	210.6	111.9	40.2
Total gross profit	326.3	296.4	165.2
Operating expenses:
Selling, general and administrative	286.1	115.8	98.7
Marketing	32.8	31.3	22.7
Research & development	34.2	15.1	10.3
Depreciation and amortization	2.8	2.3	4.1
Total operating expenses	355.9	164.5	135.8
Income (loss) from operations	(29.6)	131.9	29.4
Interest income, net	0.3	—	1.2
Other income, net	3.0	0.5	0.2
Total non-operating income	3.3	0.5	1.4
Income (loss) before income taxes	(26.3)	132.4	30.8
Provision for income taxes	13.1	29.9	7.7
Net (loss) income	$(39.4)	$102.5	$23.1

Net (loss) income per share attributable to common stockholders
Basic	$(0.22)	$0.56	$0.12
Diluted	$(0.22)	$0.55	$0.12
Weighted-average common shares outstanding (in thousands)
Basic	175,502	144,381	144,127
Diluted	175,502	147,012	147,063

VIZIO HOLDING CORP.

Consolidated Balance Sheets
(Unaudited, in millions except share amounts in thousands)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$331.6	$207.7
Accounts receivable, net	375.1	405.6
Other receivables due from related parties	5.1	1.0
Inventories	11.9	10.5
Income tax receivable	26.2	1.3
Other current assets	84.8	55.5
Total current assets	834.7	681.6
Property, equipment and software, net	10.3	7.9
Goodwill	44.8	44.8
Deferred income taxes	30.4	26.7
Other assets	15.6	14.0
Total assets	$935.8	$775.0

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable due to related parties	$224.8	$209.4
Accounts payable	118.9	166.8
Accrued expenses	185.8	155.0
Accrued royalties	56.8	81.1
Other current liabilities	4.8	5.2
Total current liabilities	591.1	617.5
Other long-term liabilities	14.1	8.2
Total liabilities	605.2	625.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000 shares authorized in March 2021, no shares issued and outstanding as of December 31, 2021	—	—
Series A convertible preferred stock, $0.0001 par value; 25,000 shares authorized; 0 and 250 shares designated and 0 and 135 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	2.6
Common stock, $0.0001 par value; 1,350,000 and 675,000 shares authorized as of December 31, 2021 and 2020, respectively: •Class A, 116,258 and 150,831 shares issued and 113,209 and 150,831 outstanding as of December 31, 2021 and 2020, respectively •Class B, 76,815 and 0 shares issued and outstanding as of December 31, 2021 and 2020, respectively •Class C, no shares issued and outstanding as of December 31 2021 and 2020, respectively	—	—
Additional paid in capital	323.3	98.9
Accumulated other comprehensive (loss) income	(0.2)	0.9
Retained earnings	7.5	46.9
Total stockholders’ equity	330.6	149.3
Total liabilities and stockholders’ equity	$935.8	$775.0

VIZIO HOLDING CORP.
Consolidated Statement of Cash Flows
(Unaudited, in millions)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net (loss) income	$(39.4)	$102.5	$23.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2.8	2.3	4.1
Deferred income taxes	(3.7)	1.9	(0.6)
Share-based compensation expense and common stock warrants	134.4	4.8	6.0
Changes in operating assets and liabilities:
Accounts receivable	30.5	(44.8)	130.5
Other receivables due from related parties	(4.1)	4.4	(3.2)
Inventories	(1.4)	2.7	13.1
Income taxes receivable	(24.9)	(0.5)	2.0
Other current assets	(30.0)	(19.5)	—
Other assets	(1.6)	(4.4)	1.3
Accounts payable due to related parties	15.4	(16.5)	(24.8)
Accounts payable	(47.9)	2.1	(79.2)
Accrued expenses	30.5	(5.5)	12.3
Accrued royalties	(24.3)	(3.6)	(3.1)
Income taxes payable	—	—	—
Other current liabilities	(0.3)	3.5	0.1
Other long-term liabilities	5.9	2.9	(1.7)
Net cash provided by operating activities	41.9	32.3	79.9
Cash flows from investing activities:
Purchases of property and equipment	(4.4)	(1.8)	(0.8)
Purchase of investments	(0.2)	—	—
Net cash used in investing activities	(4.6)	(1.8)	(0.8)
Cash flows from financing activities:
Proceeds from exercise of stock options	12.4	0.2	0.2
Payment of dividends on Series A convertible preferred stock	(0.6)	—	—
Proceeds from IPO, net of $10,700 in direct offering costs	148.0	—	—
Payments of other offering costs	(2.8)	—	—
Withholding taxes paid on behalf of employees on net settled share-based awards	(71.0)	—	—
Proceeds from sale of stock under ESPP	1.7	—	—
Net cash provided by financing activities	87.7	0.2	0.2
Effect of exchange rate changes on cash and cash equivalents	(1.1)	0.4	0.1
Net increase in cash and cash equivalents	123.9	31.1	79.4
Cash and cash equivalents at beginning of year	207.7	176.6	97.2
Cash and cash equivalents at end of year	$331.6	$207.7	$176.6
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$36.1	$27.6	$6.4
Cash paid for interest	$0.2	$0.2	$0.2
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$3.6	$5.2	$0.2
Cash paid for amounts included in the measurement of operating lease liabilities	$2.9	$2.5	$1.8
IPO costs not yet paid	$0.3	$—	$—

VIZIO HOLDING CORP.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(Unaudited, in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net (loss) income	$(10.1)	$40.8	$(39.4)	$102.5
Adjusted to exclude the following:
Interest (income) expense, net	(0.2)	0.1	(0.3)	—
Other income, net	(3.2)	(0.1)	(3.0)	(0.5)
Provision for (benefit from) income taxes	(6.5)	12.2	13.1	29.9
Depreciation and amortization	0.8	0.6	2.8	2.3
Share-based compensation	36.5	0.8	134.4	4.8
Adjusted EBITDA	$17.3	$54.4	$107.6	$139.0